                                                                    Exhibit 99.1

        SUNTRUST COMPLETES NATIONAL COMMERCE FINANCIAL CORPORATION MERGER

           FOUR FORMER NCF DIRECTORS JOIN SUNTRUST BOARD OF DIRECTORS

ATLANTA, Oct. 1 -- SunTrust Banks, Inc. (NYSE: STI - News) today announced the completion of its merger with National Commerce Financial Corporation (NCF), creating a combined financial services enterprise with combined assets of more than $152 billion, deposits of $101 billion, and more than 1,700 branches in fast-growing Southeast and Mid-Atlantic markets.

"Today marks an important legal and organizational milestone as we continue the work of combining our two companies," said L. Phillip Humann, SunTrust chairman, president and CEO. "But the closing of this transaction does not signal any immediate changes for the vast majority of NCF customers; they will continue to do business as they always have, with the same people they know and trust." Mr.
Humann noted that conversion of NCF accounts, and the introduction of the
SunTrust "brand" into former NCF markets, will not take place until 2005 and will be preceded by "extensive and timely customer communication."

Merger Consideration

Based on election results and the average closing price of SunTrust common stock of $69.574 for the five-day period ending on September 30,2004, and applying the proration provisions set forth in the merger agreement, the merger consideration received by former NCF stockholders is as follows:

    -- NCF stockholders who elected cash receive $34.4578 in cash (the "cash consideration") per NCF share;

    -- NCF stockholders who elected stock receive .4953 shares of SunTrust common stock (the "stock consideration") per NCF share; and

    -- non-electing NCF stockholders receive the cash consideration with respect to approximately 87.28% of the NCF shares they own and the stock consideration with respect to their remaining NCF shares.

New Directors Named

Coincident with the merger closing, SunTrust also announced four former National
Commerce Financial Corporation directors have joined the SunTrust Banks, Inc.
board of directors, bringing to 18 the total number of SunTrust directors. The new SunTrust directors are:

    -- Thomas C. Farnsworth, Jr., Farnsworth Investment Co., Memphis,
       Tennessee;

    -- Blake P. Garrett, Jr., Partner, Garrett & Garrett Co., Fountain Inn,
       South Carolina;

    -- Thomas M. Garrott, former Chairman of the Executive Committee and former Chairman of the Board, National Commerce Financial Corporation,
       Memphis, Tennessee;

    -- Dr. Phail Wynn, Jr., President, Durham Technical Community College,
       Durham, North Carolina.

SunTrust Banks, Inc., headquartered in Atlanta, is one of the nation's largest commercial banking organizations. The company operates an extensive distribution network primarily in Florida, Georgia, Maryland, North Carolina, South Carolina,
Tennessee, Virginia and the District of Columbia and also serves customers in selected markets nationally. Its primary businesses include deposit, credit, trust and investment services. Through various subsidiaries the company provides credit cards, mortgage banking, insurance, brokerage and capital markets services. SunTrust's Internet address is http://www.suntrust.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the
Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, SunTrust's plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of SunTrust's and NCF's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause
SunTrust's and NCF's results to differ materially from those described in the forward-looking statements can be found in the 2003 Annual Reports on Form 10-K of SunTrust and NCF, and in the Quarterly Reports on Form 10-Q of SunTrust and
NCF filed with the Securities and Exchange Commission and available at the
Securities and Exchange Commission's internet site (http://www.sec.gov). The forward-looking statements in this press release speak only as of the date of the filing, and neither SunTrust nor NCF assumes any obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.